Exhibit 23.1:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-144181) on Form S-8 of Peoples Financial Corporation of our report dated June 28, 2021, relating to our audit of the financial statements and supplemental schedule of Peoples Financial Corporation Employee Stock Ownership Plan, which appears in this Annual Report on Form 11-K of Peoples Financial Corporation Employee Stock Ownership Plan for the year ended December 31, 2020.

/s/ Wipfli LLP

Wipfli LLP

Atlanta, Georgia

June 28, 2021